                               JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT


THIS AGREEMENT is made this 1st day of May, 2000, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), JANUS DISTRIBUTORS, INC. ("Distributor"), a Colorado corporation and distributor of the Trust's shares, and HARTFORD LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                  WITNESSETH:

WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its Service Shares ("shares") under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Trust has received an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(l5) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies under the 1933 Act (the "Contracts"); and

WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) each Account as a unit investment trust under the 1940 Act; and


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



WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts; and

WHEREAS, the Distributor serves as distributor of the Trust's shares;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I
                              SALE OF TRUST SHARES

     1.1 The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.2 The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.4   Purchase orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid for no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

     1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.6 The Trust shall furnish the Company with advance notice of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election and to receive all such dividends and capital gains distributions in cash.

     1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time. If the Trust provides materially incorrect share net asset value information through no fault of the Company, the Separate Account shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding these errors. The correction of any such errors will be made pursuant to the SEC's recommended guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.

     1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and
Article IV of this Agreement.

                                   ARTICLE II
                           OBLIGATIONS OF THE PARTIES

     2.1 The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

     2.3   (a)   The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

     (b) If the Company elects to include any materials provided by the Trust, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.

     2.4   (a)   The Company agrees and acknowledges that the Trust's adviser,
Janus Capital Corporation ("Janus Capital"), is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

     (b) The Trust and Distributor agree and acknowledge that the Company is the sole owner of the name and mark "Hartford" and that all use of any designation comprised in whole or part of Hartford (a "Hartford Mark") under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 2.5, neither the Trust nor the Distributor will use any Hartford Mark in any registration statement, advertisement, sales literature or other materials relating to the Trust without the prior written consent of Hartford. Upon removal of the Portfolios from the Accounts for any reason, the Trust and the Distributor shall cease all use of any Hartford Mark(s) as soon as reasonably practicable.

     2.5 The Company shall furnish, or cause to be furnished, to the Trust or its designee, a Private Placement Memorandum ("PPM") or prospectus, as required by applicable law, in which the Trust or its investment adviser is named. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     2.6 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     2.7 Neither the Trust nor the Distributor shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the PPM for the Contracts (as such PPM may be amended or supplemented from time to time), the prospectus for the Contracts, or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.8 For its registered Accounts, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

     2.9 For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(l) or Section 3(c)(7) thereof, the Company represents and agrees that:

           (a) the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");

           (b) the shares of the Series of the Trust are and will continue to be the only investment securities held by the corresponding Account subaccounts; and

           (c) with regard to each Series, the Company, on behalf of the corresponding Account subaccount, will:

               (i) vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

               (ii) refrain from substituting shares of another security for such shares unless the SEC has approves such substitution in the manner provided in Section 26 of the 1940 Act.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

     3.2 The Company represents and warrants that each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered unless an exemption from registration is available, as a unit investment trust in accordance with the provisions of the 1940 Act.

     3.3 The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

     3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

     3.5 The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the regulations thereunder to the extent required and the Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust. Trust shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction which shares will be offered. Trust shares shall be sold in compliance with all applicable federal state securities laws and regulations.

     3.6 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts, set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. In the event the Portfolios cease to qualify, the Trust will take reasonable steps (i) to notify the Company immediately of such event and (ii) to adequately diversify the Portfolios so as to achieve compliance within the grace period afforded by Regulation 817-5.

     3.7 The Distributor represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934.

                                   ARTICLE IV
                              POTENTIAL CONFLICTS

     4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing material irreconcilable conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform that Company in writing of the, foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

     4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared finding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V
                                INDEMNIFICATION

     5.1   Indemnification by the Company

           (a) Company agrees to indemnify and hold harmless the Trust, the Distributor, and each of their Directors, Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of
Section 15 of the 1933 Act (collectively, the "Non-Company Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Portfolio shares or the Contracts and:

          (i) Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or PPM for the Contracts or contained in the Contracts or sales literature for the Contracts, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Non-Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

          (ii) Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company or persons under its control, and other than statements or representations authorized by the Trust) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

          (iii) Arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

          (iv) Arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

      (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against a Non-Company Indemnified Party as such may arise from such Non-Company Indemnified Party's willful malfeasance or negligence in the performance of such Non-Company Indemnified Party's duties or by reason of such

Non-Company Indemnified Party's failure to fulfill its obligations or duties under this Agreement.

     (c) The Company shall not be liable under this indemnification provision with respect to any claim made against a Non-Company Indemnified Party unless such Non-Company Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving . information of the nature of the claim shall have been served upon such Non-Company Indemnified Party (or after such Non-Company Indemnified Party shall have received notice of such service on any designated agent) but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Non-Company Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Non Company Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Non-Company Indemnified Party shall bear the fees and expenses under this Agreement for any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Non-Company Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Trust or the Company's failure to perform any of its obligations hereunder if Non-Company Indemnified Party intends to seek indemnification hereunder.

     5.2   Indemnification by the Trust.

           (a) The Trust agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively the "Company Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute regulation, at common law or otherwise, insofar as such losses, claim, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

              (i) Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

              (ii) Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Trust or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

              (iii) Arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

              (iv) Arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

              (v) Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

           (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against Company Indemnified Party as may arise from such Company Indemnified Party's willful malfeasance or negligence in the performance of such Company Indemnified Party's duties or by reason of such Company Indemnified Party's failure to fulfill its obligations and duties under this Agreement.

           (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against a Company Indemnified Party unless such Company Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Company Indemnified Party (or after such Company Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Company Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Company Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense of such action. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Company Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

           (d) The Company will promptly notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, with the issuance or sale of the Contracts, with respect to the operation of each Separate Account, with the sale or acquisition of shares of the Portfolios or with the failure of the Trust to perform any of its obligations hereunder.

     5.3   Indemnification by the Distributor.

           (a) The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively the "Company Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute regulation, at common law or otherwise, insofar as such losses, claim, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Distributor and:

              (i) Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

              (ii) Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Distributor or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

              (iii) Arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor; or

              (iv) Arise as a result of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

              (v) Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

           (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against Company Indemnified Party as may arise from such Company Indemnified Party's willful malfeasance or negligence in the performance of such Company Indemnified Party's duties or by reason of such Company Indemnified Party's failure to fulfill its obligations and duties under this Agreement.

           (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against a Company Indemnified Party unless such Company Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Company Indemnified Party (or after such Company Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Company Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Company Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense of such action. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Company Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

           (d) The Company will promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, with the issuance or sale of the Contracts, with respect to the operation of each Separate Account, with the sale or acquisition of shares of the Portfolios or with the failure of the Distributor to perform any of its obligations hereunder.

                                   ARTICLE VI
                                  TERMINATION

     6.1   This Agreement may be terminated by

           (a) any party for any reason by six months advance written notice delivered to the other parties;

           (b) immediately, at the option of the Company upon completion of formal proceedings against the Trust or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgement exercised in good faith, that the Trust has suffered a material adverse change in its business, operations, financial condition, or prospectus since the date of this Agreement or is the subject of material adverse publicity;

           (c) immediately, at the option of the Trust or Distributor upon completion of formal proceedings against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Trust or Distributor shall determine, in its sole judgement exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity;

           (d) immediately, at the option of any party to the Agreement upon a determination by a majority of the Trustees of the Trust, or a majority of disinterested Trustees, that an irreconcilable material conflict exists;

           (e) immediately, at the option of the Company upon a material breach of this Agreement or of any representation or warranty herein by the Trust, or at the option of the Trust or upon a material breach of this Agreement or any representation or warranty herein by the Company.

     6.2   (a)   Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), provided that the Company continues to pay the costs set forth in Section 2.3 unless such further sale of Trust shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Portfolios, redeem investments in the Trust and invest in the Trust through additional purchase payments.

           (b) The Company agrees not to redeem Trust shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, the Company will promptly furnish to the Trust the opinion of counsel for the Company to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

     6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                  ARTICLE VII
                                    NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Janus Aspen Series
100 Fillmore Street
Denver, Colorado 80206
Attention: General Counsel

If to the Distributor:

Janus Distributors, Inc.
l00 Fillmore Street
Denver, Colorado 80206
Attention: General Counsel

If to the Company:

Hartford Life Insurance Company
200 Hopmeadow St.
Simsbury, CT 06089
Attention: Thomas Marra, President

with a copy to:

International Corporate Marketing Group
100 Campus Drive, Suite 250
Florham Park, NJ 07932-1006
Attention: President

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by duly authorized officers of both parties.

     8.11 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES

By: /s/ Bonnie M. Howe
    -----------------------------------------
Name: Bonnie M. Howe
      ---------------------------------------
Title: Vice President
       --------------------------------------

JANUS DISTRIBUTORS, INC.

By: /s/ Margaret M. Riley
    -----------------------------------------
Name: Margaret M. Riley
      ---------------------------------------
Title: Asst. Vice President
       --------------------------------------

HARTFORD LIFE INSURANCE COMPANY

By: /s/ James P. Van Etten
    -----------------------------------------
Name: James P. Van Etten
      ---------------------------------------
Title: Asst. Vice President
       --------------------------------------

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND                           CONTRACTS FUNDED
DATE ESTABLISHED BY BOARD OF DIRECTORS                 BY SEPARATE ACCOUNT
--------------------------------------                 -------------------
Separate Account ICMG Series III-B (February 8,        GVL-93P
1996)
Separate Account ICMG Series VII (April 1,             IVL-99P
1999)
Separate Account ICMG Series VII (April 1,             GVL-93P
1999)
ICMG Registered Variable Life Separate Account         GVL-95P
A (April 14, 1998)

                              AMENDMENT #1 TO THE
             FUND PARTICIPATION AGREEMENT DATED MAY 1, 2000 BETWEEN
              HARTFORD LIFE INSURANCE COMPANY, JANUS ASPEN SERIES
                AND JANUS DISTRIBUTORS, INC. FOR SERVICE SHARES

All defined terms in the Agreement are applicable to this Amendment.

Effective September 1, 2000, the Agreement is amended as follows:

Exhibit A is hereby deleted in its entirety and replaced with the following:

                                   EXHIBIT A

Name of Separate Account

Separate Account ICMG Series II-C
Separate Account ICMG Series III-B
Separate Account ICMG Series VII
ICMG Registered Variable Life Separate Account A

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

HARTFORD LIFE INSURANCE COMPANY

By:      /s/ James P. Van Etten
         ------------------------------------
As its:  Vice President
         ------------------------------------
Date:    9/5/00
         ------------------------------------

JANUS ASPEN SERIES

By:      /s/ Bonnie Howe
         ------------------------------------
As its:  Vice President
         ------------------------------------
Date:    8/30/2000
         ------------------------------------

JANUS DISTRIBUTORS, INC.

By:      /s/ [Illegible]
         ------------------------------------
As its:  Vice President
         ------------------------------------
Date:    8/30/00
         ------------------------------------

                              AMENDMENT #2 TO THE
             FUND PARTICIPATION AGREEMENT DATED MAY 1, 2000 BETWEEN
              HARTFORD LIFE INSURANCE COMPANY, JANUS ASPEN SERIES
                 AND JANUS DISTRIBUTORS LLC FOR SERVICE SHARES

All defined terms in the Agreement are applicable to this Amendment. Effective April 5, 2004, the Agreement is amended as follows:

  Exhibit A is hereby deleted in its entirety and replaced with the attached.

In Witness Whereof, the following duly authorized officers have caused this Amendment to be executed:

HARTFORD LIFE INSURANCE COMPANY

By:      /s/ [Illegible]
         ------------------------------------
As its:  AVP
         ------------------------------------
Date:    4/3/04
         ------------------------------------

JANUS ASPEN SERIES

By:      /s/ Bonnie M. Howe
         ------------------------------------
         Bonnie M. Howe
As its:  Vice President
         ------------------------------------
Date:    4/5/04
         ------------------------------------

JANUS DISTRIBUTORS LLC

By:      /s/ Bonnie M. Howe
         ------------------------------------
         Bonnie M. Howe
As its:  Vice President
         ------------------------------------
Date:    4/5/04
         ------------------------------------

                                   EXHIBIT A

NAME OF SEPARATE ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS
---------------------------------

Separate Account ICMG Series II-C (December 12, 1997)
Separate Account ICMG Series III-B (February 8, 1996)
Separate Account ICMG Series VII (April 1, 1999)
ICMG Registered Variable Life Separate Account A (April 14, 1998)
Separate Account ICMG Series IV (April 17, 1995)

              THIRD AMENDMENT TO THE FUND PARTICIPATION AGREEMENT

     Between JANUS ASPEN SERIES, JANUS DISTRIBUTORS, INC. and HARTFORD LIFE
                               INSURANCE COMPANY

                                (SERVICE SHARES)

THIS AMENDMENT is made and entered into as of the 25th day of October, 2007 between HARTFORD LIFE INSURANCE COMPANY (the "Company") a life insurance company organized under the laws of the State of Connecticut, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as may be amended from time to time (the "Accounts"), JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust") and JANUS DISTRIBUTORS, INC., a Colorado corporation and distributor of the Trust's shares ("Underwriter") in order to modify that certain Fund Participation Agreement (the "Agreement") entered into by the parties as of May 1, 2000.

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds,

NOW, THEREFORE, the parties agree as follows:

1. Schedule A shall be replaced by the attached Schedule A.

2. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY             JANUS ASPEN SERIES

By:    /s/ Richard E. Cady                  By:    /s/ Andrew J. Iseman
       ----------------------------                -----------------------------
Name:  Richard E. Cady                      Name:  Andrew J. Iseman
       ----------------------------                -----------------------------
Title: AVP                                  Title: President
       ----------------------------                -----------------------------
Date:  10/25/2007                           Date:  11/6/2007
       ----------------------------                -----------------------------


JANUS DISTRIBUTORS, INC.

By:    /s/ Dominic C. Martellaro
       ----------------------------
Name:  Dominic C. Martellaro
       ----------------------------
Title: President
       ----------------------------
Date:  11/8/2007
       ----------------------------

                                     1 of 2

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATE CONTRACTS

NAME OF SEPARATE ACCOUNT AND                              CONTRACTS FUNDED
DATE ESTABLISHED BY BOARD OF DIRECTORS                    BY SEPARATE ACCOUNT
--------------------------------------                    -------------------
Separate Account ICMG Series III-B (Feb. 8, 1996)         GVL-93P

Separate Account ICMG Series VII (April 1, 1999)         IVL-99P

Separate Account ICMG Series VII (April 1, 1999)          GVL-93P

ICMG Registered Variable Life Separate Account A          GVL-95P
(April 14, 1998)

Hartford Life Insurance Company                           HL-15420
Separate Account Eleven

                                     2 of 2